UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2005

CRT PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

1-9997	59-2898045
Commission File Number)	(IRS Employer Identification No.)

225 NE MIZNER BOULEVARD, SUITE 200 BOCA RATON, FLORIDA	33432
(Address of Principal Executive Offices)	(Zip Code)

(561) 395-9666

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

Participation Agreements with Executive Officers

On June 16, 2005, the Compensation Committee of the Board of Directors of CRT Properties, Inc. (the “Company”) approved amendments to the Participation Agreements with the following other executive officers:

Christopher L. Becker, Senior Vice President;

Angelo J. Bianco, Senior Vice President;

S. Mark Cypert, Senior Vice President;

Terence D. McNally, Senior Vice President and Chief Financial Officer;

William J. Wedge, Senior Vice President, General Counsel and Corporate Secretary; and

Todd J. Amara, Vice President,

and approved the entering into a new Participation Agreement with Ben M. Wakefield, a Company Vice President. The amendments to the Participation Agreements provide: (a) a more precise formula for determining the bonus component of the severance formula with respect to executives who have not had three full years of employment with the Company; (b) that the executives may receive severance payments if they resign for “good reason”, which is defined to include adverse changes in job responsibilities and duties, reduction in compensation, relocation or failure of the Company to obtain an effective agreement from its successor to assume and agree to perform the agreements; and (c) that the Company will provide each executive with a tax gross-up payment in the event the executive becomes subject to excise tax pursuant to Rule 280G under the Internal Revenue Code. The new Participation Agreement with Mr. Wakefield contains general severance provisions similar those contained in the amended Participation Agreements in place with the other executives (the form of which is attached as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2005), including that in the event a change in control occurs in 2005 (or 2006 pursuant to an agreement reached in 2005) and the executive is either terminated or resigns with “good reason” within 12 months, he would become entitled to a lump sum severance payment equal to two times the sum of his base salary and average bonus earned for the three preceding calendar years. In addition, the executive would be entitled to receive a tax gross-up payment in the event he becomes subject to excise tax pursuant to Rule 280G under the Internal Revenue Code.

Supplemental Executive Retirement Plan

On June 16, 2005, the Board of Directors amended the Company’s Supplemental Executive Retirement Plan, as amended and restated on May 20, 1999, to permit each participant to make an election in 2005 to receive the present value of his retirement benefit in a lump sum. A participant who has made the foregoing election may also make another election to receive the present value of his retiree medical insurance coverage in a lump sum in cash. Any such lump sum payment shall be made within 30 days of a change in control of the Company, but in no event later than December 31, 2005. The participants in the Supplemental Executive Retirement Plan are all former executives of the Company, two of whom continue to serve as directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRT PROPERTIES, INC.

Dated: June 20, 2005	By:	/s/ William J. Wedge
William J. Wedge
	Title:	Senior Vice President, General Counsel and Corporate Secretary